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                                                                   Exhibit 10(f)

                               SEVERANCE AGREEMENT


         AGREEMENT made as of the _____ of _________, 199_, between Harte-Hanks Communications, Inc., a Delaware corporation (the "Company"), and
___________________ (the "Executive").

         WHEREAS, the Executive is currently serving as __________________ Vice President of the Company;

         WHEREAS, the Executive possesses an intimate knowledge of the business and affairs of the Company, its policies, methods, personnel and plans for the future and has acquired contacts of considerable value to the Company; and

         WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the Executive's contribution to the growth and success of the Company has been substantial and wishes to offer an inducement to the Executive to remain in the employ of the Company;

         NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, this Agreement sets forth benefits which the Company will pay to Executive in the event of termination of Executive's employment under the circumstances described herein:

         1. Term. Except as otherwise provided in Section 4, the term of this Agreement shall be effective upon a Change in Control (as defined herein) and continue until the earlier of (i) the expiration of the second anniversary of the occurrence of a Change in Control, (ii) the Executive's death, or (iii) the Executive's earlier voluntary retirement (except as provided in Section 3(a)(2)) (the "Term").

         2.       Definitions.

                  (a) Cause. For "Cause" means that the Executive shall have committed:

                       (i) an intentional material act of fraud or embezzlement
                  in connection with his duties or in the course of his employment with the Company;

                       (ii) intentional wrongful material damage to property of
                  the Company; or

                       (iii) intentional wrongful disclosure of material secret
                  processes or material confidential information of the Company.



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                  For the purposes of this Agreement, no act, or failure to act, on the part of the Executive will be deemed "intentional" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

                  (b) Change in Control. A "Change in Control" of the Company shall have occurred if any of the following events shall occur:

                       (i) The Company is merged, consolidated or reorganized
                  into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 60% of the combined voting power of the then outstanding securities of the remaining corporation or legal person or its ultimate parent immediately after such transaction is received in respect of or in exchange for voting securities of the Company pursuant to such transaction;

                       (ii) The Company sells all or substantially all of its
                  assets to any other corporation or other legal person and as a result of such sale less than 60% of the combined voting power of the then outstanding securities of such corporation or legal person or its ultimate parent immediately after such transaction is received in respect of or in exchange for voting securities of the Company pursuant to such sale;

                       (iii) Any person (including any "person" as such term is
                  used in Section 13(d)(3) or Section 14(d)(2) of the Exchange
                  Act), has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities which when added to any securities already owned by such person would represent in the aggregate 30% or more of the combined voting power of the then outstanding securities of the Company; or

                       (iv) Such other events that cause a Change in Control of
                  the Company as determined by the Board in its sole discretion.

                  (c) Code. The "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) Disability. "Disability" shall have the meaning given to disability in the Company's long term disability insurance plan.


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                  (e) Severance Compensation. The "Severance Compensation" shall be a lump sum cash amount equal to 200% of the sum of (A) the annual base salary of the Executive in effect immediately prior to the Change in Control or the Termination Date, whichever is larger, plus (B) the average of the bonus or incentive compensation of the Executive, received from the Company for the two fiscal years preceding the year in which the Change in Control occurred or for the two fiscal years preceding the year in which the Termination Date occurs, whichever is larger.

                  (f) Termination Date. The "Termination Date" shall be the date upon which the Executive or the Company terminates the employment of the Executive.

         3.       Rights of Executive Upon Change in Control and Termination.

                  (a) The Company shall provide the Executive, within ten days following the Termination Date, Severance Compensation in lieu of compensation to the Executive for periods subsequent to the Termination Date, if, following the occurrence of a Change in Control, any of the following events shall occur:

                       (1) the Company terminates the Executive's employment
                  during the Term of this Agreement other than for any of the following reasons:

                           (i) the Executive dies;

                           (ii) the Executive suffers a Disability and is unable
                       to work for a period of 180 consecutive days; or

                           (iii) for Cause,

                       (2) the Executive terminates his employment after such
                  Change in Control and the occurrence of at least one of the following events:

                           (i) A material adverse change in the nature or scope
                       of the authorities, functions or duties attached to the position with the Company that the Executive had immediately prior to the Change in Control; a reduction in the Executive's salary, bonus or incentive compensation or a significant reduction in scope or value of other monetary or nonmonetary benefits (other than benefits pursuant to a broad based employee benefit plan) to which the Executive was entitled from the Company immediately prior to the Change in Control, any of which is not remedied within ten calendar days after receipt by the Company of written notice from the Executive of such change, reduction, alteration or termination, as the case may be;


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                           (ii) A determination by the Executive made in good
                       faith that as a result of a Change in Control and a change in circumstances thereafter, he has been rendered substantially unable to carry out, or has been substantially hindered in the performance of, the authorities, functions or duties attached to his position immediately prior to the Change in Control, which situation is not remedied within ten calendar days after receipt by the Company of written notice from the Executive of such determination;

                           (iii) The Company shall require the Executive to
                       relocate his principal location of work from the location thereof immediately prior to the Change in Control, or to travel away from his office in the course of discharging his responsibilities or duties significantly more than required of him prior to the Change in Control without, in either case, the Executive's prior written consent; or

                           (iv) the Company commits any material breach of this
                       Agreement.

                       (3) the Executive terminates his employment for any
                  reason during the 30-day period following the first anniversary of the Change in Control.

                  (b) Severance Compensation pursuant to this Section 3 will not be subject to setoff or mitigation.

                  (c) Upon a Change in Control, or in the event the Company becomes obligated to make the payments specified in Section 4(a), all stock options previously granted by the Company to the Executive and not yet exercised will become vested and fully exercisable by the Executive. Such options shall remain exercisable for their original term; provided, however, that the Company has the right to require the Executive to exercise such options within 90 days after receipt of written notice to the Executive. If the Executive fails to exercise his options within such 90-day period, the Company has the right to cancel the options.

                  (d) In the event the Company becomes obligated hereunder to pay the Executive the Severance Compensation or the payments specified in Section 4(a), the Company shall also pay the Executive a lump sum cash payment in the amount necessary to make continuation coverage (COBRA) payments under the Company's group health insurance plan for a period of 18 months.



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                  (e) Notwithstanding the above section or any other provision of this Agreement, in no event shall the Company pay or be obligated to pay the Executive an amount which would be an Excess Parachute Payment. For purposes of this Agreement, the term "Excess Parachute Payment" shall mean any payment or any portion thereof which would be an "excess parachute payment" within the meaning of Section 280G of the Code, and would result in the imposition of an excise tax under Section 4999 of the Code, in the opinion of tax counsel selected by the Company and acceptable to the Executive. To the extent that the payments hereunder must be reduced to avoid any Excess Parachute Payment, such reduction shall be applied in the following order:

                           (i) to cash amounts payable as Severance
                       Compensation;

                           (ii) to amounts payable for the maintenance of
                       continuation coverage (COBRA) payments under the Company's group health insurance plan;

                           (iii) to the accelerated vesting of options as
                       provided in Section 3(c).

         4.       Additional Rights of Executive Prior to Change in Control.

                  (a) In the event the employment of the Executive with the Company is terminated prior to a Change in Control, the Company shall provide the Executive, within ten days following the Termination Date, Severance Compensation in lien of compensation to the Executive for periods subsequent to the Termination Date, if, and only if,

                           (i) the Company terminates the Executive's employment
                       without "Justification" (as defined herein); or

                           (ii) the Executive terminates his employment with
                       "Good Reason" (as defined herein).

                  (b) "Justification" means that the Executive shall have (i) committed an act of fraud, dishonesty, gross misconduct or other unethical practices, or (ii) materially failed to perform his duties to the satisfaction of the chief executive officer of the Company, which failure has not been cured within 60 days after receipt of written notice from the chief executive officer.

                  (c) With "Good Reason" means that the Executive shall have terminated his employment following a reduction (which is instituted without his consent and which is not rescinded within 30 days after the Executive delivers written notice of objection to the chief executive officer) in his functions, duties or responsibilities (i) to a level that is not commensurate with those of an executive in the position of the Executive prior to such reduction (it being understood that the reassignment of any of the Executive's functions, duties or responsibilities to one or more persons who report directly or indirectly to the Executive is not such a reduction), or (ii) which causes the Employee's position with the Company to become one of lesser importance or scope.



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         5. Successors; Binding Agreement. This Agreement will be binding upon the Company, its successors and assigns, and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

         6. Notice. The Company shall give written notice to Executive within ten days after any Change in Control. Failure to give such notice shall constitute a material breach of this Agreement. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or received after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:

         ----------------------------
         c/o Harte-Hanks Communications, Inc.
         200 Concord Plaza Drive, Suite 800
         San Antonio, Texas  78216

         If to the Company:
         Harte-Hanks Communications, Inc.
         200 Concord Plaza Drive, Suite 800
         San Antonio, Texas  78216
         Attention:  Donald R. Crews

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         7. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive laws of the State of Delaware, without regard to principles of conflicts of law. This Agreement replaces any prior severance agreement between the Company and the Executive.



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         8. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         9. Employment Rights. Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company prior to any Change in Control; provided, however, that any termination of employment of the Executive or removal of the Executive as an elected officer of the Company following the commencement of any discussion authorized by the Board of Directors of the Company with a third person that ultimately results in a Change in Control shall be deemed to be a termination or removal of the Executive after a Change in Control for purposes of this Agreement and shall entitle the Executive to all Severance Compensation. Notwithstanding any other provision hereof to the contrary, the Executive may, at any time during his employment with the Company upon the giving of 30 days prior written notice, terminate his employment hereunder. If this Agreement or the employment of the Executive is terminated under circumstances in which the Executive is not entitled to any Severance Compensation, neither the Executive nor the Company shall have any further obligation or liability hereunder.

         10. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling; provided, however, that no withholding pursuant to Section 4999 of the Code shall be made unless, in the opinion of tax counsel selected by the Company and acceptable to the Executive, such withholding relates to payments which result in the imposition of an excise tax pursuant to Section 4999 of the Code.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective on the date and year first above written.

                                     HARTE-HANKS COMMUNICATIONS, INC.


                                     By:
                                            ----------------------------------
                                     Title:
                                            ----------------------------------


                                            ----------------------------------
                                                      NAME OF EXECUTIVE